                                                                   EXHIBIT 10.16


                                                                       (9/13/99)

                              U.S. HOME CORPORATION

                             CORPORATE OFFICERS'(1)
                         INCENTIVE COMPENSATION PROGRAM

                            FOR THE INCENTIVE PERIOD
                      JANUARY 1, 2000 TO DECEMBER 31, 2000



     Set forth below is an outline of the Corporate Officers' Incentive Compensation Program for the incentive period January 1, 2000 to December 31, 2000 ("Incentive 2000").

     Corporate Officers who are employed by the Corporation as of January 1, 2000 will be eligible to participate in the Corporate Officers' Incentive Compensation Program for the period commencing January 1, 2000 and ending December 31, 2000. Effective January 1, 2000, base salaries are established as set forth in Exhibit A hereto.

     Under this Program, an incentive compensation pool equal to the lesser of $1,000,000 or 2% of the pre-tax profits of the Corporation earned in fiscal 2000, shall be established to be distributed to the Corporate Officers at the sole discretion and upon approval of a majority of the non-management members of the Compensation Committee and of the Board of Directors of the Corporation based on its evaluation of the following factors:

1. The Board of Directors shall review the profit and loss of the Company for the fiscal year ended December 31, 2000 as compared to the projected profit and loss for the period January 1, 2000 through December 31, 2000 as set forth in the 2000 Business Plan as presented to the Board of Directors.

2. The Board of Directors shall review the cash flow of the Company as compared to the projected cash flow for the period January 1, 2000 through December 31, 2000 as set forth in the 2000 Business Plan as presented to the Board of Directors.

3. The Board of Directors shall review the overall performance of the Company in comparison to competitive industry performance taking into consideration, an analysis of rates of growth, return on equity and return on sales.

4. The Board of Directors shall review incentive bonus payments by competitors in relation to proposed payments to said officers to insure that they are designed to retain and motivate executives.

5. All other actions by said Officers to maximize the value of shareholders' equity.




---------------
     (1) Excludes Chairman and President who are subject to Employment and Consulting Agreements which govern payment of bonus (see Exhibit A).


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Corporate Officers' Incentive Compensation Program             Page 2 of 3 pages


     Upon the recommendation of the Chairman and President of the Company, the Board of Directors shall determine, in its sole discretion, the amount each respective Officer shall receive from the said incentive compensation pool, provided that the maximum incentive compensation payable to any Senior Vice President and any Vice President shall not exceed the percentage of their respective base compensation set forth in Schedule I hereto.

     To be entitled to receive a bonus, a Corporate Officer must remain in the employ of the Company for the entire fiscal year.

     Notwithstanding the foregoing, the Corporation shall have the right to terminate employment of any Corporate Officer covered under this Program at will, without notice, and without cause, at any time.

     The total bonus earned pursuant to the incentive program set forth herein shall be paid upon approval of the Board of Directors of the Company as follows:

A. 75% of the aggregate incentive bonus earned by the Corporate Officer shall be paid in cash within 30 days following receipt of 2000 audited financial statements.

B. The balance of the aggregate incentive bonus earned by the Corporate Officer shall be paid as follows:

     1. If the respective Corporate Officer shall own of record or beneficially, as of the last trading day of December, 2000, shares of common stock of the Corporation which shall have a market value on such date equal to or in excess of his/her base salary as of such date, the balance of such incentive bonus shall be paid in cash within 30 days following receipt of the 2000 audited financial statements.

     2. If the respective Corporate Officer shall not own of record beneficially, as of the last trading day of December, 2000, shares of common stock of the Corporation which shall have a market value on such date(1) equal to or in excess of his/her base salary as of such date, the balance of such incentive bonus shall be paid in shares of stock as set forth below:

          25% of the aggregate incentive bonus earned by the Corporate Officer shall be paid in shares of U.S. Home Corporation's common stock, with each share valued at the closing price of said shares on the New York Stock Exchange, as of the last trading day of December, 2000. Said shares shall be held in escrow by the Company to be delivered to the respective Corporate Officers as follows:

          i) 1/2 of such shares shall be delivered to the Corporate Officer within thirty (30) days following receipt of the 2000 audited financial statements.


---------------
(1) Shares earned as part of prior year bonus but not delivered shall be included. Restricted shares not vested as of such date shall not be included.


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Corporate Officers' Incentive Compensation Program             Page 3 of 3 pages


          ii) 1/2 of such shares shall be delivered to the Corporate Officer on or prior to January 31, 2003. However, in order to receive such shares, the Corporate Officer must remain in the employ of the Corporation as of December 31, 2002.

     Notwithstanding the foregoing, in the event that said Corporate Officer's employment with the Corporation is terminated by the Corporation other than for "Cause", all remaining shares not previously delivered to the Corporate Officer shall be delivered to said Corporate Officer within thirty (30) days following termination. For purposes of this Program, the term "Cause" shall mean (i) the Officer's continuing, willful failure to perform his/her duties required of his/her position (other than as a result of total or partial incapacity due to physical or mental illness), (ii) gross negligence or malfeasance by the Officer in the performance of his/her duties hereunder, (iii) an act or acts on the Officer's part constituting a felony under the laws of the United States or any state thereof which results or was intended to result directly or indirectly in gain or personal enrichment by the Officer at the expense of the Company, or
(iv) breach of the provisions of Exhibit B hereto pertaining to confidentiality and competitive activities, but shall not mean (A) the refusal to relocate to another city more than 50 miles from the Officer's present place of business, nor (B) a refusal to perform the duties required of his/her position as a result of either a material change in the scope of his/her job responsibilities or a reduction in base compensation.

     The transfer of said shares by such Corporate Officer shall be required to conform to all applicable laws and regulations pertaining thereto.

     Upon a Change in Control (as defined in the Key Employee Severance Pay
Plan) and the Corporate Officer's involuntary termination, other than for cause, prior to the end of the Incentive Year, in addition to any amounts payable under any other compensation plan, the Corporate Officer will be paid an amount equal to the maximum incentive compensation which could be earned pro-rated for the number of full months employed during the Incentive Year.

                                                            (9/14/99)


                                    EXHIBIT A





              Name and Title of Employee
---------------------------------------------------------------------

Gary L. Frueh
         Sr. Vice President - Tax and Audit
Craig Johnson
         Sr. Vice President - Community Development
Thomas A. Napoli
         Vice President - Corporate Finance and Treasurer
Chester P. Sadowski
         Sr. Vice President - Controller and Chief Accounting Officer Richard G. Slaughter
         Vice President - Planning and Secretary
Kelly Somoza
         Vice President - Investor Relations
Frank Matthews
         Vice President - Human Resources

                                    EXHIBIT B



A. Confidentiality. The Officer acknowledges that he has acquired and will acquire confidential information respecting the business of the Company. Accordingly, the Officer agrees that, without the written consent of the Company as authorized by its Board of Directors, he will not, at any time, willfully disclose any such confidential information to any unauthorized third party with an intent that such disclosure will result in financial benefit to the Officer or to any person other than the Company. For this purpose, information shall be considered confidential only if such information is uniquely proprietary to the Company and has not been made publicly available prior to its disclosure by the Officer.

B. Competitive Activity. Until the end of his/her employment, the Officer shall devote full business time to business of the Corporation and shall not, without the consent of the Board of Directors of the Company, directly or indirectly, knowingly engage or be interested in (as owner, partner, shareholder, employee, director, officer, agent, consultant or otherwise), with or without compensation, any business which is in competition with any line of business being actively conducted by the Company or any of its affiliates or subsidiaries during his/her employment period. Nothing herein, however, shall prohibit the Officer from acquiring or holding not more than one percent of any class of publicly traded securities of any such business.

                                                                       (9/14/99)

                                   SCHEDULE I



           Name and Title of Employee                   Maximum 2000 Bonus (Percentage    Proposed 2000     Percentage of 2000 Base
                                                             of Base Compensation)            Bonus              Compensation
-----------------------------------------------------------------------------------------------------------------------------------
Gary L. Frueh
        Sr. Vice President - Tax and Audit
Craig Johnson
        Sr. Vice President - Community Development
Thomas A. Napoli
        Vice President - Corporate Finance and
        Treasurer
Chester P. Sadowski
        Sr. Vice President - Controller and
        Chief Accounting Officer
Richard G. Slaughter
        Vice President - Planning and Secretary
Kelly Somoza
        Vice President - Investor Relations
Frank Matthews
        Vice President - Human Resources
                                                                   ---------
        Total:                                                               *
                                                                   =========



          * Maximum bonus pool equals $1,000,000.